Glen Peters Chief Financial Officer/Chief Operating Officer	3500 Lenox Road, Suite G1 Atlanta, GA 30326	trimontrea.com

MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.
Trimont Real Estate Advisors, LLC (the “Company” or “Trimont”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2022 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Special Servicing Platform” or the “Platform”) include asset-backed transactions and securities for which the Company served in the capacity of special servicer as defined in Appendix B.
2.
Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.
3.
The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.
4.
With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to each vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.
5.
There were no transactions applicable to the servicing criteria in which the Company was responsible for compliance as the special servicer for the following: 1122(d)(2)(i), 1122(d)(2)(iii), and 1122(d)(4)(iii) as of and for the year ended December 31, 2022
6.
Trimont Real Estate Advisors, LLC complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of and the year ended December 31, 2022 with respect to the Platform taken as a whole.
7.
Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Trimont Real Estate Advisors, LLC
February 28, 2023

Glen Peters, Chief Financial Officer / Chief Operating Officer

Trimont Real Estate Advisors Atlanta | Dallas | Kansas City | London | Sydney

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible Party	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.				X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and

approved as specified in the transaction agreements.

X1

1 This criterion is only applicable to the COMM 2012-CCRE2, GSMS 2016-GS3, and GSMS 2018-GS10 portfolio servicing agreements. 1122(d)(2)(iii) is inapplicable to all other servicing agreements that make up the Platform.

Trimont Real Estate Advisors

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible Party	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
1122(d)(2)(iv)

The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of over
collateralization, are separately maintained (e.g., with
respect to commingling of cash) as set forth in the
transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured
depository institution as set forth in the transaction
agreements. For purposes of this criterion, "federally
insured depository institution" with respect to a foreign
financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all
asset- backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations: (A) Are mathematically accurate; (B)
Are prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) Are reviewed
and approved by someone other than the person who
prepared the reconciliation; and (D) Contain explanations
for reconciling items. These reconciling items are resolved
within 90 calendar days of their original identification, or such other number of days specified in the transaction
agreements.

		X2	X2
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports: (A) Are prepared
in accordance with timeframes and other terms set forth in
the transaction agreements; (B) Provide information
calculated in accordance with the terms specified in the
transaction agreements; (C) Are filed with the Commission
as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid
principal balance and number of pool assets serviced by
the servicer.

X

2 Servicing activities associated with criterion 1122(d)(2)(vii) are performed by the Company and a third-party vendor for which the Company is the responsible party.

Trimont Real Estate Advisors

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible Party	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the applicable servicer's obligor records
maintained no more than two business days after receipt,
or such other number of days specified in the transaction
agreements, and allocated to principal, interest or other
items (e.g., escrow) in accordance with the related pool
asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.				X

Trimont Real Estate Advisors

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and
concluded in accordance with the timeframes or other
requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at
least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example,
phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or
unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as
escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned
to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days
prior to these dates, or such other number of days specified in the transaction agreements.

X

Trimont Real Estate Advisors

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Trimont	Performed by Vendor(s) for which Trimont is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Trimont is NOT the Responsible Party	NOT performed by Trimont or by subservicer(s) or Vendor(s) retained by Trimont
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the
transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

Trimont Real Estate Advisors

APPENDIX B – The Platform

Trimont Real Estate Advisors, LLC was named as the Special Servicer for all portfolios listed below. However, there was only activity requiring Trimont Real Estate Advisors, LLC to perform the role as Special Servicer for the portfolios designated with a “X” throughout the period in scope listed below.

Portfolio Name	Servicing Agreement Date	Period in Scope	Special Servicing activity required as of and for the year ended December 31, 2022
GSMS 2021-ROSS	May 28, 2021	January 1, 2022 - December 31, 2022
BSREP 2021-DC	August 16, 2021	January 1, 2022 - December 31, 2022
225 Liberty Street Trust 2016	February 6, 2016	January 1, 2022 - December 31, 2022
GSMS 2016-GS3	September 1, 2016	January 1, 2022 - December 31, 2022
Bancorp 2017-CRE2	August 30, 2017	January 1, 2022 - December 31, 2022	X
CGMS 2017-MDDR	July 6, 2017	January 1, 2022 - July 12, 2022
MSC 2017-ASHF	December 9, 2017	January 1, 2022 - December 31, 2022

Trimont Real Estate Advisors

Portfolio Name	Servicing Agreement Date	Period in Scope	Special Servicing activity required as of and for the year ended December 31, 2022
CSMC 2017-PFHP	December 19, 2017	January 1, 2022 - December 31, 2022	X
GSMS 2018-GS10	July 1, 2018	January 1, 2022 - December 31, 2022
Bancorp 2018-CRE4	September 27, 2018	January 1, 2022 - December 31, 2022	X
Bancorp 2018-CRE3	March 29, 2018	January 1, 2022 - December 31, 2022
AHT1 2018-KEYS	July 16, 2018	January 1, 2022 - December 31, 2022	X
GSMS 2018-TWR	July 31, 2018	January 1, 2022 - December 31, 2022
COMM 2012 CCRE2	August 1, 2018	January 1, 2022 - December 31, 2022	X
JPMCC 2018-MINN	December 7, 2018	January 1, 2022 - December 31, 2022	X
CF 2019-BOSS	November 26, 2019	January 1, 2022 - December 31, 2022	X

Trimont Real Estate Advisors

Portfolio Name	Servicing Agreement Date	Period in Scope	Special Servicing activity required as of and for the year ended December 31, 2022
Bancorp 2019-CRE5	March 28, 2019	January 1, 2022 - December 31, 2022	X
BBCMS 2019-CORE	March 15, 2019	January 1, 2022 - December 31, 2022
BX 2019-MMP	August 29, 2019	January 1, 2022 - December 22, 2022
CAMB Trust 2019-LIFE	January 9, 2019	January 1, 2022 - December 31, 2022
MTRO 2019-TECH	February 9, 2019	January 1, 2022 - April 15, 2022
NOHT 2019-HNLA	May 15, 2019	January 1, 2022 - February 19, 2022
NYT 2019-NYT	January 30, 2019	January 1, 2022 - December 31, 2022
JPMCC 2020-ACE	February 20, 2020	January 1, 2022 - December 31, 2022
FRESB 2017-SB28	June 1, 2017	January 1, 2022 - December 31, 2022	X

Trimont Real Estate Advisors

Portfolio Name	Servicing Agreement Date	Period in Scope	Special Servicing activity required as of and for the year ended December 31, 2022
FRESB 2017-SB32	March 1, 2017	January 1, 2022 - December 31, 2022	X
FREMF 2015-KF07	April 1, 2015	January 1, 2022 - December 31, 2022
VMC FINANCE 2018-FL2 LLC	November 7, 2018	January 1, 2022 - July 21, 2022
VMC 2019-FL3	October 3, 2019	January 1, 2022 - December 31, 2022	X
VMC FINANCE 2021-FL4 LLC	May 25, 2021	January 1, 2022 - December 31, 2022
VMC 2021-HT1 LTD	December 8, 2021	January 1, 2022 - December 31, 2022
VMC 2022-FL5 LLC	March 10, 2022	March 10, 2022 - December 31, 2022
GPMT 2018-FL1 LTD	May 9, 2018	January 1, 2022 to April 7, 2022
GPMT 2019-FL2	February 28, 2019	January 1, 2022 - December 31, 2022	X
GPMT 2021-FL3 LTD	May 14, 2021	January 1, 2022 - December 31, 2022
GPMT 2021 FL4, LTD	November 16, 2021	January 1, 2022 - December 31, 2022
NLY 2019-FL2 ISSUER LTD.	February 28, 2019	January 1, 2022 - December 31, 2022

Trimont Real Estate Advisors